Exhibit 4.5
                                                                     -----------

                                                               EXECUTION VERSION

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of September 29, 2005, by and among Arotech Corporation, a Delaware corporation (f/k/a Electric Fuel Corporation) (the "Parent"), and the undersigned subsidiaries of the Parent (each a "Guarantor" and collectively, the "Guarantors" and together with the Parent, each a "Debtor" and collectively, the "Debtors" and the secured parties signatory hereto and their respective successors and assigns (each, a "Secured Party", and collectively, the "Secured Parties").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Securities Purchase Agreement, dated the date hereof by and among the Parent and the Secured Parties named therein (the "Purchase Agreement"), the Secured Parties have agreed to purchase Senior Secured Convertible Notes, par value $0.01 per share (the "Notes") and warrants (as described in the Purchase Agreement) (the 'Warrants" and together with the Notes, the "Securities");

      WHEREAS, it is a condition precedent to the Buyers entering into the Securities Purchase Agreement that (i) the Parent shall have executed and delivered to the Secured Parties this Agreement providing for the grant to the Secured Parties of a security interest in the Collateral (as defined below) owned by the Parent to secure all of the Parent 's obligations under the Purchase Agreement and the Notes, and (ii) each of IDS and IES (each a "Guarantor" and collectively, the "Guarantors") shall have executed and delivered to the Secured Parties the "Guaranty" (as defined therein) with respect to the obligations of the Parent under the Purchase Agreement and the Notes (as amended, restated or otherwise modified from time to time, the "Guaranty"), and this Agreement providing for the grant to the Secured Parties of a security interest in the respective Collateral (as defined herein) owned by each of Guarantors to secure its obligations under the Guaranty; and

      WHEREAS, in order to induce the Secured Parties to enter into the Purchase Agreement, the Debtors wish to grant to the Secured Parties to secure the prompt payment, performance and discharge in full of all of the Obligations (as defined below) (a) a first priority, perfected security interest in the First Lien Collateral and (b) a second priority, perfected security interest in the Second Lien Collateral junior only to the first priority security interest, granted to certain investors (the "First Investors") pursuant to a Security Agreement, dated as of September 30, 2003, among the Parent, its subsidiaries party thereto and the First Investors, with respect to the security interest (the "First Investors' Security Interest") granted to the First Investors in such Collateral (as defined below); and

      WHEREAS, each of the Guarantors has determined that the execution, delivery and performance of this Agreement and the Guaranty directly benefits, and are in the best interest of the Parent and the Guarantors; and

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "General Intangibles" and "Proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

      (a) "Accounts" shall mean all present and future rights of the Debtors to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      (b) "Acquisition" shall mean the purchase, acquisition by lease, exchange, merger, consolidation, succession or other acquisition by or on behalf of the Parent (whether directly or indirectly through a Subsidiary or other entity currently existing or hereafter created in which Parent or any of its subsidiaries own more than 50% of the ownership interests) of more than 10% of the stock or assets of any entity. Assets so acquired that are held by Electric Fuel Battery Corporation ("EFBC") for use by EFBC in its zinc-air military battery business ("Battery Assets"), or stock acquired by EFBC of entities the primary business assets of which consist of Battery Assets, shall not be deemed to be Acquisitions under this agreement, provided that the consideration paid for such stock and/or asset should not exceed $1,000,000.

      (c) "Additional Subsidiaries" means any Subsidiary other than the Original Subsidiaries.

      (d) "Agent" means Smithfield Fiduciary LLC, as agent for each of the Secured Parties pursuant to this Agreement and the IP Security Agreement, or such other Person as shall have been subsequently appointed as a successor agent pursuant to this Agreement.

      (e) "Collateral" means collectively, the First Lien Collateral and the Second Lien Collateral.

      (f) "First Investors' Security Agreement" means the Security Agreement dated as of September 30, 2003 made by the Debtors and certain other Subsidiaries of the Parent in favor of the First Investors.

      (g) "First Lien Collateral" means collectively, all personal property of each Debtor other than the Second Lien Collateral, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following:

            (i) all Accounts;

            (ii) all Chattel Paper (whether tangible or electronic);

            (iii) the Commercial Tort Claims specified on Schedule 1(g) hereto;

            (iv) all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Agent or any Buyer or any affiliate, representative, agent or correspondent of the Agent or any Buyer;

            (v) all Documents;

            (vi) all Equipment;

            (vii) all Fixtures;

            (viii) all General Intangibles (including, without limitation, all Payment Intangibles);

            (ix) all Goods;

            (x) all Instruments (including, without limitation, Promissory Notes and each certificated Security);

            (xi) all Inventory;

            (xii) all Investment Property;

            (xiii) all Copyrights, Patents and Trademarks, and all Licenses;

            (xiv) all Letter-of-Credit Rights;

            (xv) all Supporting Obligations;

            (xvi) all other tangible and intangible personal property of the Debtor (whether or not subject to the Article 9 of the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Debtor described in the preceding clauses of this
      Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Debtor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Debtor or any other Person from time to time acting for the Debtor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

            (xvii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

            (xviii) in each case howsoever the Debtor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

      (h) "First Lien Pledged Shares" means all of the all present, and all future, issued and outstanding shares of capital stock, or other equity or investment securities of, or partnership, membership, or joint venture interests in, each Original Subsidiary and each Additional Subsidiary, other than the
Second Lien Pledged Shares, whether now owned or hereafter acquired by such Debtor and whether or not evidenced or represented by any stock certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof;

            (i)  all  present  and  future  increases,  profits,   combinations,
      reclassifications, and substitutes and replacements for all or part of the foregoing Collateral heretofore described;

            (ii) all investment property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts of such Debtor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness payable or owing to such Debtor, and all other assets now or hereafter received or receivable with respect to the foregoing;

            (iii) all securities entitlements of such Debtor in any and all of the foregoing; and

            (iv) all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

      (i) "First Lien Stock Collateral" means the Subsidiary Stock Collateral other than the Second Lien Stock Collateral.

      (j) "First Purchase Agreement" means the Securities Purchase Agreements dated as of September 30, 2003, by and among the Parent and the First Investors.

      (k) "IES Collateral" means all personal property and assets of IES, including, without limitation, the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and Accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

            (i) All Goods of IES, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with IES' businesses and all improvements thereto (collectively, the "Equipment"); and

            (ii) All Inventory of IES; and

            (iii) All of IES' contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the "General Intangibles"); and

            (iv) All Accounts of IES including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit;

            (v) All IES Pledged Shares; and

            (vi) All of IES' documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(v) above.

      (l) "IES/IDS/MDT Stock Collateral" means (i) all the shares of capital stock of each of IES, IDS and MDT of which the Parent is the direct or indirect beneficial and record holder and set forth on Schedule C attached to the First Investor's Security Agreement; (ii) all additional shares of each of MDT, IDS and IES from time to time acquired by the Parent in any manner provided, however, that to the extent any such subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America, a pledge of the shares of common stock of such subsidiary will be limited to sixty-six percent (66%) of the shares of common stock of such subsidiary; (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and (iv) subject to Section 4, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clauses (i) and (ii) above.

      (m) "IES Pledged Shares" means (i) all the shares of capital stock of Summit Training International, Inc., a Delaware corporation ("STI") and of any other corporation or other entity of which IES is the direct or indirect beneficial and record holder and set forth on Schedule C attached hereto; (ii) all additional shares of each of the Subsidiaries from time to time acquired by IES in any manner provided, however, that to the extent any such Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America, a pledge of the shares of capital stock of such Subsidiary will be limited to sixty-six percent (66%) of the shares of capital stock of such Subsidiary; (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and (iv) subject to Section 4, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clauses (i) and (ii) above.

      (n) "IP Security Agreement" means that certain security agreement, dated the date hereof, among the Debtors and the Secured Parties, granting to the Secured Parties a security interest in the intellectual property of the Debtors in accordance with the terms thereof.

      (o) "MAC Stock Collateral" means (i) all the shares of capital stock of MDT Armor Corporation of which the Parent is the direct or indirect beneficial and record holder and set forth on Schedule C attached hereto, (ii) all additional shares of MDT Armor Corporation from time to time acquired by the Parent in any manner provided, however, that to the extent such Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America, a pledge of the shares of common stock of such Subsidiary will be limited to sixty-six percent (66%) of the shares of common stock of such Subsidiary; (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and (iv) subject to Section 4, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clauses (i) and (ii) above.

      (p) "Obligations" means all of the Debtors' obligations under this Agreement, the IP Security Agreement, the Guaranty, the Purchase Agreement and the Notes and the transaction documents contemplated thereby, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

      (q)  "Original  Subsidiary"  means each of  Electric  Fuel  Transportation
Corp., a Delaware corporation ("EFT"), Electric Fuel B.V., a Netherlands corporation ("EF-BV"), Electric Fuel Battery Corporation, a Delaware corporation (formerly known as Instant Power Corporation) ("IPC"), Electric Fuel GmbH, a German corporation ("EF-G"), IES, MDT, Electric Fuel UK Ltd., a British corporation ("EF-UK"), Arotech Security Corporation, a Delaware corporation ("ASC"), and Arcon Security Corporation, a Delaware corporation.

      (r) "Parent Collateral" means all personal property and assets of the Parent hereafter acquired or coming into existence in connection with any Acquisition, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and Accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

            (i) All Goods of the Parent, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Parent's businesses and all improvements thereto (collectively, the "Equipment"); and

            (ii) All Inventory of the Parent; and

            (iii) All of the Parent's contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the "General Intangibles");

            (iv) All Accounts of the Debtors including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

            (v) All Parent Pledged Shares.

      (s) All of the Debtors' documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(v) above.

      (t) "Parent Pledged Shares" means (i) all additional shares of any entity from time to time acquired by the Parent in any manner in or in connection with an Acquisition provided, however, that to the extent any such Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America, a pledge of the shares of common stock of such Subsidiary will be limited to sixty-six percent (66%) of the shares of common stock of such Subsidiary; (ii) the certificates representing the shares referred to in clause
(i) above; and (iii) subject to Section 4, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clause (i) above.

      (u) "Permitted Liens" shall have the meaning provided in the Notes.

      (v) "Pledged Shares" means collectively the First Lien Pledged Shares and the Second Lien Pledged Shares.

      (w) "Second Lien Collateral" means collectively, the IES Collateral, the Parent Collateral, the IES/IDS/MDT Stock Collateral, the Second Lien Subsidiary Stock Collateral and the MAC Stock Collateral.

      (x) "Second Lien Pledged Shares" means collectively the IES Pledged Shares and the Parent Pledged Shares.

      (y) "Second Lien Subsidiary Stock Collateral" means (i) all the shares of capital stock of each of the Original Subsidiaries; (ii) all additional shares of the Original Subsidiaries from time to time acquired by the Parent in any manner provided, however, that to the extent any such Original Subsidiary is organized or formed under the laws of a jurisdiction other than the United
States of America, a pledge of the shares of common stock of such Original Subsidiary will be limited to sixty-six percent (66%) of the shares of common stock of such Original Subsidiary; (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and (iv) subject to Section 4, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clauses (i) and (ii) above.

      (z) "Second Lien Stock Collateral" means collectively the MAC Stock Collateral, the IES/IDS/MDT Stock Collateral and the Second lien Subsidiary Stock Collateral.

      (aa)  "Security  Interests"  means  collectively,   the  First  Investor's
Security Interest and the security interest granted to the Secured Parties hereunder.

      (bb)  "Stock  Collateral"  means   collectively,   the  First  Lien  Stock
Collateral and the Second Lien Stock Collateral.

      (cc) "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

      (dd) "Subsidiary Stock Collateral" means (i) all the shares of capital stock of each of the Subsidiaries set forth on Schedule C attached hereto; (ii) all additional shares of the Subsidiaries from time to time acquired by the Parent in any manner provided, however, that to the extent any such Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America, a pledge of the shares of common stock of such Subsidiary will be limited to sixty-six percent (66%) of the shares of common stock of such Subsidiary; (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and (iv) subject to Section 4, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clauses (i) and (ii) above.

      (ee) "UCC" means the Uniform Commercial Code and/or any other applicable law of each jurisdiction in which any Debtor is incorporated or organized (including, without limitation the State of Delaware) and any jurisdiction as to any Collateral located therein.

      2. Grant of Security Interest. As an inducement for the Secured Parties to enter into the Purchase Agreement, and to secure the complete and timely payment, performance and discharge in full of the Obligations, each of the Debtors hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Agent for the benefit of the Secured Parties a continuing security interest in and lien upon and a right of set-off against all of the Debtors' right, title and interest of whatsoever kind and nature in and to the Collateral, junior only to the First Investor's Security Interest in the Second Lien Collateral (the "First Investors' Security Interest") and Permitted Liens.

      3. Representations, Warranties, Covenants and Agreements of the Debtors. The Debtors jointly and severally represent and warrant to, and covenant and agree with, the Secured Parties as follows:

      (a) Each Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor.

      (b)  Each  Debtor   represents  and  warrants  that  its  jurisdiction  of
organization and organization identification number are as set forth on Schedule A attached hereto;

      (c) (i) Except for the Security Interests and as set forth in Schedule 3(c)(i) hereto, each Debtor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Debtors in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims other than Permitted Liens, and is fully authorized to grant the security interest granted hereunder to the Secured Parties in the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of (i) the Secured Parties in accordance with this Agreement and (ii) the First Investors pursuant to the First Investors' Security Agreement. So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

            (ii) The Debtors are the record, direct and beneficial owner of the Pledged Shares and Stock Collateral. Except as set forth in Schedule 3(c)(ii) hereto, all of the Pledged Shares and Stock Collateral are owned by the Debtors, free and clear of any lien, claim, encumbrance, security interest, right or other charge, other than (A) the Security Interests granted hereunder and (B) the First Investors' Security Interest. The Debtors have the power, authority and legal right to pledge, assign, transfer, deliver, deposit and set over the Stock Collateral and the Pledged Shares pledged to the Secured Parties as provided herein.

            (iii) Concurrently with or promptly following the execution of this Agreement, all certificates or instruments representing or evidencing the Pledged Shares and the Stock Collateral, which are not currently in the possession of the Agent, have been delivered to and held by the Agent for the benefit of the Secured Parties pursuant to this Agreement together with undated stock powers duly endorsed in blank and irrevocable proxies, provided that such delivery shall not be required with respect to any such certificates or instruments delivered to the First Investors pursuant to the terms of the First Investors' Security Agreement.

      (d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Debtors' use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtors' claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtors' right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtors, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

      (e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to each of the Secured Parties at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States). The principal place of business of each of the Debtors is located at the address set forth in Schedule A hereto, and will not be moved without notice to each Secured Party.

      (f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and satisfaction of the Obligations and, upon making the filings described in Section 3(g), a perfected security interest in the Parent Collateral, the IES Collateral and the MAC Stock Collateral in which a security interest may be perfected by UCC filings ("Article 9 Collateral"), which security interest shall have the respective priorities set forth in clause (e) above. Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Debtors of, or the effectiveness of, the Security Interests granted hereby or for the execution, delivery and performance of this Agreement by the Debtors or (ii) for the perfection (as to Article 9 Collateral) of or exercise by the Secured Parties of their rights and remedies hereunder.

      (g) The Debtors acknowledge and agree that on the date of execution of this Agreement, the Secured Parties will file one or more financing statements under the UCC with respect to the Security Interests with the proper filing and recording agencies in the jurisdictions, all as indicated on Schedule B, attached hereto and in such other jurisdictions as the Secured Parties may deem necessary.

      (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Debtors are a party or by which the Debtors are bound. No consent (including, without limitation, from stock holders or creditors of the Debtors) which has not been obtained is required for the Debtors to enter into and perform their obligations hereunder.

      (i) The Debtors shall at all times maintain the liens and Security Interests provided for hereunder as valid liens and security interests in the Collateral in favor of the Secured Parties in accordance with the terms hereof to ensure that such liens and Security Interests are and remain senior to all not existing and hereafter created security interests and liens. The Collateral will be kept free of all liens, security interest, claims and encumbrances whatsoever, except for the First Investors' Security Interest and Permitted Liens. Each Debtor hereby agrees to defend the same against any and all persons. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Agent and/or the Secured Parties, the Debtors will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtors shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and the Debtors shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests.

      (j) The Debtors will not allow any Collateral to be abandoned, forfeited or dedicated to the public without the prior written consent of the Secured Parties. The Debtors will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Debtors in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Parties.

      (k) Each Debtor shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

      (l) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Agent, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or the Security Interests.

      (m) Each Debtor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the IP Security Agreement in which each the Secured Parties has been granted a security interest hereunder, substantially in a form acceptable to the Secured Parties, which IP Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

      (n) The Debtors shall permit the Secured Parties and their representatives and agents upon reasonable prior notice to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to the Collateral as may be requested by the Secured Parties from time to time.

      (o) Each Debtor will, at its own expense, take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

      (p) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtors that may materially affect the value of the Collateral, the Security Interests or the rights and remedies of the Secured Parties hereunder.

      (q) Each Debtor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on the Secured Parties' rights in the Collateral or Secured Parties' ability to foreclose on the Collateral.

      (r) The Debtors shall not grant to any person or entity any rights or interests in or to any of the Collateral that are senior to, or pari passu with, the Secured Parties other than Permitted Liens.

      (s) Each Debtor shall notify the Agent of any change in such Debtor's name, identity, chief place of business, chief executive office or residence within 10 days prior to such change.

      (t) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Debtors with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

      4. Voting Rights; Dividends; Etc.

      (a) Subject to the first priority rights of the First Investors in the Second Lien Stock Collateral, as long as no Event of Default (as defined in Section 5) shall have occurred and be continuing and, in the case of Section 4(b)(i), as long as no notice thereof shall have been given by the Secured Parties to the Parent):

            (i) The Debtors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Stock Collateral and Pledged Shares pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Securities; provided, however, that the Parent shall not exercise or refrain from exercising any such right if such action would have an adverse effect on the value of the Stock Collateral and Pledged Shares or any part thereof.

            (ii) The Debtors shall be entitled to receive and retain any and all dividends paid in respect of the Stock Collateral and Pledged Shares pledged by it hereunder, other than any and all:

                  (1) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Stock Collateral and Pledged Shares;

                  (2) dividends and other distributions paid or payable in cash in respect of any Stock Collateral and Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

                  (3) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Stock Collateral and Pledged Shares,

      all of which shall be, and all of which shall be forthwith delivered to the Secured Parties to hold as pledged shares, provided that, such delivery shall not be required with respect to the Second Lien Stock Collateral or any Pledged Shares so long as these are subject to the First Investors' Security Interest, and shall, if received by the any Debtor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of the Debtors, and be forthwith delivered to Agent for the benefit of the Secured Parties as pledged shares in the same form as so received (with any necessary endorsement). Upon termination of the First Investors' Security Interest, the Debtors will take all steps necessary to cause the First Investors to return any of the Second Lien Stock Collateral or Second Lien Pledged Shares held by the First Investors to the Debtors and promptly upon receipt by the Debtors deliver these to the Agent to for the benefit of the Secured Parties.

            (iii) The Secured Parties shall execute and deliver (or cause to be executed and delivered) to the Debtors all such proxies and other instruments as the Debtors may reasonably request for the purpose of enabling the Debtors to exercise the voting and other rights which it is entitled to exercise pursuant to subsection (a)(i) above and to receive the dividends which it is authorized to receive and retain pursuant to subsection (a)(ii) above.

      (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) All rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4(a)(i) above shall cease upon notice from the Secured Parties to the Debtors, and all such rights shall thereupon become vested in the Secured Parties who shall thereupon have the sole right to exercise such voting and other consensual rights and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Stock Collateral and Pledged Shares or any part thereof, subject to the rights of the First Investors to exercise voting and other consensual rights upon the occurrence and during the continuance of an "Event of Default" under the First Investors' Security Agreement, and the Secured Parties may exercise such powers in such manner as the Secured Parties may elect, but the Secured Parties shall have no duty to exercise any of the aforesaid right, privileges or options and shall not be responsible for any failure to do so or delay in doing so.

            (ii) All rights of the Debtors to receive the dividends which the Debtors would otherwise be authorized to receive and retain pursuant to
      Section 4(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Secured Parties who shall thereupon have the sole right to receive and hold as part of the Pledged Shares such dividends, subject to the rights of the First Investors to receive such dividends with respect to the Second Lien Pledged Shares under the First Security Agreement.

            (iii) All dividends which are received by the Debtors contrary to the provisions of paragraph (ii) of this Section 4(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the Debtors and shall be forthwith paid over to the Secured Parties as Pledged Shares in the same form as so received (with any necessary endorsement).

      (c) In order to permit the Secured Parties to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 4(b)(i) above, and to receive all dividends and distributions which it may be entitled Secured Parties, from time to time execute and deliver to the Secured Parties appropriate proxies, dividend payment orders and other instruments as the Secured Parties may reasonably request.

      5. Defaults. The following events shall be "Events of Default":

      (a) The occurrence of an Event of Default (as defined in the Notes) under the Notes;

      (b) Any representation or warranty of the Debtors in this Agreement or in the IP Security Agreement shall prove to have been incorrect in any material respect when made; or

      (c) The failure by a Debtor to observe or perform any of its obligations hereunder or in the IP Security Agreement for ten (10) days after receipt by a Debtor of notice of such failure from the Secured Parties

      6. Duty To Hold In Trust. Upon the occurrence and the continuation of any Event of Default, the Debtors shall, upon receipt by the Debtors of any revenue, income or other sums subject to the security interests granted to the Secured Parties hereunder, whether payable pursuant to the Securities or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application, on a pro rata basis, to the satisfaction of the Obligations.

      7. Rights and Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, the Agent (on behalf of, and for the benefit of, itself and each of the Secured Parties) shall have the right to exercise all of the remedies conferred hereunder, under the Securities and under the IP Security Agreement, and the Agent (on behalf of and for the benefit of the Secured Parties) shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent (on behalf of and for the benefit of the Secured Parties) shall have the following rights and powers:

      (a) The Agent shall have the right to take possession of all tangible manifestations or embodiments of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Debtors' premises or elsewhere, and make available to the Agent, without rent, all of the Debtors' respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

      (b) The Agent shall have the right to operate the business of the Debtors using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of the Debtors, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtors, which are hereby waived and released.

      (c) The Agent may license or, to the same extent the Debtors are permitted by law and contract to do so, sublicense, whether on an exclusive or non-exclusive basis, any of the Collateral throughout the world for such period, on such conditions and in such manner as the Secured Parties shall, in its reasonable discretion, determine.

      (d) The Agent may (without assuming any obligations or liabilities thereunder), at any time, enforce (and shall have the exclusive right to enforce) against licensee or sublicensee all rights and remedies of the Debtors in, to and under any license agreement with respect to such Collateral, and take or refrain from taking any action thereunder.

      (e) The Agent may, in order to implement the assignment, license, sale or other disposition of any of the Collateral pursuant to this Section, pursuant to the authority provided for in Section 13, execute and deliver on behalf of the Debtors one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Parties may determine advisable.

      (f) In the event that any Secured Party shall recover from the Debtors or the Collateral more than its pro rata share of the Obligations owed to all Secured Parties hereunder, whether by agreement, understanding or arrangement with the Debtors or any other Person, set off or other means, such Secured Party shall immediately deliver or pay over to the other Secured Parties a pro rata portion of any such recovery in the form received.

      (g) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Secured Parties and that Secured Parties have a security interest therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Secured Parties, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent and Secured Parties shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Secured Parties and are payable directly and only to Secured Parties and the Debtors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

      8. Apportionment and Application of Proceeds. (a) Except as otherwise provided herein, the proceeds of any such sale, lease, license or other disposition of the Collateral hereunder shall be apportioned ratably among the Secured Parties (according to the unpaid balance of the Obligations to which such payments relate held by each Secured Party) and shall be applied as follows, provided that any apportionment and application under this Section 8 shall be subject to any apportionment among the First Investors and application of the proceeds of any Collateral under the First Investors' Security Agreement:

            (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral,

            (ii) second, to the reasonable attorneys' fees and expenses incurred by the Agent and/or Secured Parties in enforcing its rights hereunder and in connection with collecting, storing and disposing of such Collateral,

            (iii) third, to satisfaction of the Obligations due to the Secured Parties,

            (iv) fourth, to the payment of any other amounts required by applicable law, and

            (v) fifth, to the Debtors any surplus proceeds.

      (b) If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 12% per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Agent and/or Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Agent and/or Secured Parties.

      (c) In the event of a direct conflict between the priority provisions of this Section 8 and other provisions contained in any other Securities or documents executed in connection with the Securities, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 8 shall control and govern.

      9. Costs and Expenses. The Debtors agree to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Agent and/or Secured Parties might prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent and/or Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent and/or Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Securities. Until so paid, any fees payable hereunder shall be added to the principal amount of the Securities and shall bear interest at the Default Rate.

      10. Responsibility for Collateral. Each Debtor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of such Debtor hereunder, under the Securities or under the IP Security Agreement shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

      11. Security Interests Absolute. All rights of the Secured Parties and all Obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Securities, IP Security Agreement or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Securities, or the IP Security Agreement or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtors, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Debtors' obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

      12. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Securities have been made in full or otherwise converted pursuant to the terms thereof and all other Obligations have been paid or discharged. Upon such termination, the Secured Parties and Agent, at the request and at the expense of the Debtors, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement and take all other actions requested by Debtors which are reasonably necessary to terminate the Secured Parties' security interest in the Collateral and return any Collateral in their possession or control.

      13. Power of Attorney; Further Assurances. (a) Each Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Debtors' true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtors, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Parties, and at the Debtors' expense, at any time, or from time to time, all acts and things which the Secured Parties deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement, the Securities and the IP Security Agreement all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

      (b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of Security Interests in all the Collateral under the UCC having the priority set forth in this Agreement. In furtherance thereof, each Debtor hereby irrevocably authorizes Agent at any time and from time to time to file in any UCC filing office any initial financing statements and amendments thereto that (A) indicate the Collateral (1) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor, and (2) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to Agent promptly upon request. Each Debtor also ratifies its authorization for Agent to have filed in any UCC filing office any initial financing statements or amendments thereto if filed prior to the date hereof.

      (c) Each Debtor hereby irrevocably appoints the Secured Parties as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, from time to time in the Secured Parties' discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law.

      14. Agent.

      (a) Actions The Agent shall at all times act upon and in accordance with written instructions received from a Majority-in-Interest (as defined in Section
17) time to time. The Agent shall be deemed to be authorized on behalf of each Secured Party to act on behalf of such Secured Party under this Agreement and the IP Security Agreement and, in the absence of written instructions from a Majority-in-Interest (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or the IP Security Agreement by the Debtors. By accepting their Securities each Secured Party shall be deemed to have agreed to indemnify the Agent (which agreement shall survive any termination of such Secured Party's percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Securities and the IP Security Agreement, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Debtors under this Agreement, the Securities or the IP Security Agreement, in all cases as to which the Agent is not reimbursed by the Debtors; provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Securities or under IP Security Agreement, or to prosecute or defend any suit in respect of this Agreement or under the Securities or under IP Security Agreement, unless the Agent is indemnified to its reasonable satisfaction by the Secured Parties against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      (b) Exculpation. Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement, the Securities or the IP Security Agreement, or in connection herewith or therewith, except for its own willful misconduct or gross negligence or be responsible for the consequences of any error in judgment. Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents has any fiduciary relationship with any Secured Party by virtue of this Agreement or the IP Security Agreement. The Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency this Agreement, the Securities or the IP Security Agreement, the financial condition of the Debtors or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Securities or the IP Security Agreement, the financial condition of the Debtors or the existence or possible existence of any default or event of default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have presented by a proper person.

      (c) Obligations Held by the Agent. The Agent shall have the same rights and powers with respect to any Securities held by it or any of its affiliates, as any Secured Party and may exercise the same as if it were not the Agent. Each of the Debtors and the Secured Parties hereby waives, and each successor to any Secured Party shall be deemed to waive, any right to disqualify any Secured Party from serving as the Agent or any claim against that Secured Party for serving as Agent.

      (d) Copies, etc. The Agent shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Agent by the Debtors pursuant to the terms of this Agreement. The Agent will distribute to each Secured Party each instrument and other agreement received for its account and copies of all other communications received by the Agent from a Debtor for distribution to the Secured Parties by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Debtors under this Agreement shall be effected by the Secured Parties through the Agent.

      (e) Resignation of Agent. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Debtors and all the Secured Parties, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, a Majority-in-Interest may jointly appoint another Secured Party as a successor Agent which shall thereupon become the Agent hereunder. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

      (f) Replacement of Agent. A Majority-in-Interest may at any time and for any reason replace the Agent with a successor Agent jointly selected by them, upon at least ten days written notice to the Debtors and the other Secured
Parties. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the terminated Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the terminated Agent shall be discharged from its duties and obligations under this Agreement.

      15. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

      If to the Debtors:           Arotech Corporation
                                   632 Broadway, Suite 1200
                                   New York, NY 10012
                                   Facsimile No.: (646) 654-2187
                                   Attn: Chief Executive Officer

      If to the Secured Parties:   To the address set forth under such Secured
                                   Parties' name on the signature pages hereto.

      16. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties' rights and remedies hereunder.

      17. Actions by Secured Parties. Any action required or permitted hereunder to be taken by or on behalf of the Secured Parties shall, for such action to be valid, require the approval of the Majority-in-Interest prior to the taking of such action. If the consent, approval or disapproval of the Secured Parties is required or permitted pursuant to this Agreement, such consent, approval or disapproval shall only be valid if given by the Majority-in-Interest. "Majority-in-Interest" means the Secured Party or Secured Parties (as the case may be) holding in excess of a majority of the outstanding aggregate principal amount under the Securities, determined on a cumulative basis.

      18. Miscellaneous.

      (a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder, under the Securities or under the IP Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      (b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby, by the Securities, by the IP Security Agreement or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

      (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement signed by the parties hereto.

      (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

      (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

      (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

      (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

      (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non convenient. If either party shall commence an action or a proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                              * * * * * * * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

                                       AROTECH CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       IES INTERACTIVE TRAINING, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       ARMOUR OF AMERICA, INCORPORATED


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Address:        [_______________________]
                                                       [_______________________]


                                       ELECTRIC FUEL BATTERY
                                       CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Address:        [_______________________]
                                                       [_______________________]


                                       FAAC INCORPORATED


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Address:        [_______________________]
                                                       [_______________________]

                                       MDT ARMOR CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Address:        [_______________________]
                                                       [_______________________]

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

                                       SMITHFIELD FIDUCIARY LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       c/o Highbridge Capital Management, LLC
                                       9 West 57th Street, 27th Floor
                                       New York, New York  10019
                                       Attention:  Ari J. Storch / Adam J. Chill
                                       Facsimile No.: (212) 751-0755
                                       Telephone No.: (212) 287-4720

                                       With a copy to:

                                       Schulte Roth & Zabel LLP
                                       919 Third Avenue
                                       New York, New York  10022
                                       Facsimile No.: (212) 593-5955
                                       Telephone No.: (212) 756-2376
                                       Attention:  Eleazer Klein, Esq.

                                       PORTSIDE GROWTH AND OPPORTUNITY FUND


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       OMICRON MASTER TRUST


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       CRANSHIRE CAPITAL L.P.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       IROQUOIS MASTER FUND LTD.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: